EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ACQUIPORT/AMSDELL I LIMITED PARTNERSHIP

This Certificate of Limited Partnership of Acquiport/Amsdell I Limited Partnership (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.                                       The name of the Limited Partnership is Acquiport/Amsdell I Limited Partnership.

2.                                       The address of the registered office of the Limited Partnership in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware.  The Limited Partnership’s registered agent at that address is The Corporation Trust Company.

3.                                       The name and address of the general partner of the Limited Partnership is:

NAME	ADDRESS

Amsdell Partners, Inc.	6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 25th day of July, 1996.

AMSDELL PARTNERS, INC.

/s/ Robert J. Amsdell
By:	Robert J. Amsdell
Its:	President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

ACQUIPORT/AMSDELL I LIMITED PARTNERSHIP

This Certificate of Amendment to the Certificate of Limited Partnership of Acquiport/Amsdell I Limited Partnership is filed pursuant to Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware.

FIRST: The name of the limited partnership is Acquiport/Amsdell I Limited Partnership (the “Limited Partnership”).

SECOND: Article 1 of the Certificate of Limited Partnership is hereby amended to read as follows:

The name of the Limited Partnership is U-Store-It, L.P.

THIRD: This Certificate of Amendment to the Certificate of Limited Partnership shall be effective as of 8:00 a.m. Eastern Standard Time on October 27, 2004.

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Limited Partnership, has caused this Certificate of Amendment to the Certificate of Limited Partnership to be duly executed as of this 26th day of October, 2004.

GENERAL PARTNER:

AMSDELL PARTNERS, INC.

By:	/s/ Robert J. Amsdell
Name:	Robert J. Amsdell
Title:	President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

U-STORE-IT, L.P.

This Certificate of Amendment to the Certificate of Limited Partnership of U-Store-It, L.P. is filed pursuant to Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware.

FIRST: The name of fee limited partnership is U-Store-It, L.P. (the “Limited Partnership”).

SECOND: Article 3 of the Certificate of Limited Partnership is hereby amended to read as follows:

The name and address of the general partner of the Limited Partnership is:

NAME	ADDRESS

U-Store-It Trust	6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Limited Partnership, has caused this Certificate of Amendment to the Certificate of Limited Partnership to be duly executed as of this 18th day of November, 2004.

GENERAL PARTNER:

U-STORE-IT TRUST, a Maryland real estate
investment trust

By:	/s/ Robert J. Amsdell
Name:	Robert J. Amsdell
Title:	Chairman of the Board of Trustees
and Chief Executive Officer